PHOTRONICS, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Information
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	April 28,	April 29,	April 28,	April 29,
	2013	2012	2013	2012
Reconciliation of GAAP to Non-GAAP Net Income
Attributable to Photronics, Inc. Shareholders

GAAP net income attributable to Photronics, Inc. shareholders	$4,863	$8,818	$7,187	$13,086

(a) Consolidation and restructuring charges, net of tax	-	58	-	1,176

(b) Impact of warrants, net of tax	-	-	-	(94)

Non-GAAP net income attributable to Photronics, Inc. shareholders	$4,863	$8,876	$7,187	$14,168

Reconciliation of GAAP to Non-GAAP Net Income
Applicable to Common Shareholders

Weighted average number of diluted shares outstanding

GAAP	61,501	76,590	61,298	76,472

Non-GAAP	61,501	76,590	61,298	76,435

Net income per diluted share

GAAP	$0.08	$0.14	$0.12	$0.21

Non-GAAP	$0.08	$0.14	$0.12	$0.23

(a)	Represents consolidation and restructuring charges primarily related to restructuring in Singapore.

(b)	Represents financing expenses related to warrants, which are recorded in other expense, net.